UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2008 (January 24, 2008)
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-24699	62-1742957

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

200 Talcott Avenue South, Watertown, Massachusetts	02472

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 673-8000
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 24, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of Bright Horizons Family Solutions, Inc. (the “Company”) approved the 2007 annual non-equity, cash incentive plan payouts for the executive officers. The payouts for the persons named in the Company’s summary compensation table in the Company’s annual meeting proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 3, 2007 were consistent with the plan described in such proxy statement, except that the Committee, after soliciting the recommendations of management, decided to award additional discretionary bonus payments in the amounts of $40,000 and $20,000 to Elizabeth J. Boland and Stephen I. Dreier, respectively, in recognition of their extraordinary service to the Company during 2007.
     As previously disclosed, since 2005 the Company has made annual equity awards to executive officers pursuant to a “choice” plan where the Committee sets a targeted total dollar value for each executive officer’s long-term equity incentive based upon the officer’s overall performance for the previous year and expectations for future performance, and the executive then allocates the targeted total dollar value among three options: (1) non-qualified stock options granted with an exercise price equal to the market price of the underlying stock at the date of grant; (2) restricted stock granted with no purchase price; and (3) restricted stock with a purchase price equal to 50% of the market price of the underlying stock at the date of grant. The Company is currently restricted from granting equity awards by the previously disclosed merger agreement dated as of January 14, 2008, by and among the Company, Swingset Holdings Corp. and Swingset Acquisition Corp. (the “Merger Agreement”). On January 24, 2008, in lieu of this annual equity award pursuant to the choice plan and because of the limitations placed on it in connection with the merger, the Committee approved cash awards in the amounts set forth below to the persons named in the Company’s summary compensation table in the Company’s annual meeting proxy statement filed with the SEC on April 3, 2007. Such awards are contingent upon the closing of the announced merger, or a merger with any other successful party during the “go-shop” period contemplated by the Merger Agreement, and will not vest and become payable until three years from the closing of the transactions contemplated by the Merger Agreement, or any other merger agreement entered into with any successful party during the “go-shop” period contemplated by the Merger Agreement, or such earlier time of such person’s termination from the Company due to death, disability or without cause or for good reason. In the event that a merger transaction is not completed, the Committee will take the appropriate action to review the long term incentive awards to executives otherwise contemplated by the existing equity choice plan and this cash award in lieu of equity for the 2008 annual equity awards to executives.

David H. Lissy	$589,000
Mary Ann Tocio	$589,000
Elizabeth J. Boland	$253,000
Stephen I. Dreier	$185,732
Linda A. Mason	$85,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
Date: January 30, 2008	By:	/s/ Elizabeth J. Boland
		Name:	Elizabeth J. Boland
		Title:	Chief Financial Officer